Exhibit 10.27

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT, dated as of June 12, 2013 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of November 16, 2007, as amended and restated as of October 17, 2011 (the “Credit Agreement”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC. (f/k/a Wells Fargo Foothill, Inc.), a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (“Parent”), and each of Parent’s domestic Subsidiaries identified on the signature pages hereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “U.S. Borrower”, and collectively, jointly and severally, as the “U.S. Borrowers”), TAKE TWO GB LTD.,  a company incorporated under the laws of England and Wales (the “U.K. Borrower”, and together with the U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages hereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”; and together with Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).

WHEREAS, the Loan Parties, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                                      Definitions.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2.                                      Amendments.

(a)                                 Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.10                  Distributions.  Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party’s Stock, of any class, whether now or hereafter outstanding; provided, however, notwithstanding the foregoing, (i) repurchases by Parent of its issued and outstanding shares of common Stock through open market purchases pursuant to a publicly announced common stock repurchase program shall be permitted hereunder so long as (A) immediately before and after such repurchase, no Event of Default shall have occurred and be continuing, (B) the amount of Liquidity immediately after such repurchase is not less than $50,000,000, and (C) the amount of Liquidity for the immediately following twelve month period after such repurchase is not projected to be less than $50,000,000, as set forth in Parent’s Projections, in form and substance reasonably satisfactory to Agent, (ii)

purchases by Parent of options to purchase its issued and outstanding shares of common Stock in connection with the incurrence of Indebtedness permitted under Section 6.1(k), shall be permitted hereunder so long as (A) immediately before and after such purchase and/or repurchase, no Event of Default shall have occurred and be continuing, and (B) the amount of Liquidity immediately after such purchase or repurchase is not less than $50,000,000, and (C) the amount of Liquidity for the immediately following twelve month period after such purchase and/or repurchase is not projected to be less than $50,000,000, as set forth in Parent’s Projections, in form and substance reasonably satisfactory to Agent, (iii) repurchases by Parent of its issued and outstanding shares of common Stock pursuant to options purchased in compliance with the foregoing clause (ii) shall be permitted hereunder; provided that no cash payments are required in connection with the repurchases described in this clause (iii), (iv) repurchases by Parent of warrants to purchase its issued and outstanding shares of common Stock issued in connection with the incurrence of Indebtedness permitted under Section 6.1(k), shall be permitted hereunder so long as (A) immediately before and after such repurchase, no Event of Default shall have occurred and be continuing, and (B) the amount of Liquidity immediately after such repurchase is not less than $50,000,000, and (C) the amount of Liquidity for the immediately following twelve month period after such repurchase is not projected to be less than $50,000,000, as set forth in Parent’s Projections, in form and substance reasonably satisfactory to Agent, and (v) acquisitions, retirements or redemptions permitted by Section 6.7(e) of Indebtedness permitted under Section 6.1(k) (“Permitted Redemptions”) and repurchases of issued and outstanding shares of common Stock of Parent in connection with Permitted Redemptions; provided that (w) such shares of common Stock of Parent were issued upon conversion of Indebtedness subject to such Permitted Redemption following public announcement of such Permitted Redemption, (x) immediately before and after such redemption, no Event of Default shall have occurred and be continuing, (y) for the 90 day period prior to the date of such redemption, (1) no Advances are outstanding at any time, and (2) the amount of unrestricted cash of the Loan Parties located in the United States, Canada, the United Kingdom, the countries comprising the European Union and Switzerland is not less than the sum of (A) the outstanding unpaid principal of, and accrued interest on, such Indebtedness (redemption price of shares of common stock of Parent) to be redeemed, (B) $30,000,000 and (C) 105% of the then existing Letter of Credit Usage; provided, that at least 2/3 of such unrestricted cash must be Qualified Cash, and (z) on the date of such redemption, Agent shall have received a certificate of the chief financial officer of Parent certifying as to the matters set forth in clauses (v)(w), (x) and (y) above.”

(b)                                 Schedule 6.1(k) of the Credit Agreement is hereby replaced in its entirety with the new Schedule 6.1(k) attached hereto as Annex I.

3.                                      Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “Amendment Effective Date”):

(a)                                 Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto

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on or prior to the Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)                                 Execution of Amendment.  The Agent and the Required Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Borrowers and each Guarantor.

4.                                      Representations and Warranties.  Each of the Borrowers and the Guarantors represents and warrants as follows:

(a)                                 The execution, delivery and performance by the Borrowers or such Guarantor of this Amendment (including, without limitation, Section 5) and the performance by the Borrowers or such Guarantor of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Borrowers or such Guarantor has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 5) and to perform the Credit Agreement, as amended hereby.

(b)                                 This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers or such Guarantor, enforceable against the Borrowers or such Guarantor in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)                                  The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

5.                                      Release.  Each of the Borrowers and the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents.  The Agent, the Lenders, the Borrowers and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors makes the releases contained in this Section 5.  In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Borrowers and the Guarantors hereby fully and unconditionally releases and

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forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrowers or the Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Advances, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”).  Each of the Borrowers and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors against the Released Parties which is not released hereby.  Each of the Borrowers and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6.                                      Miscellaneous.

(a)                                 Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.  To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders (including the Issuing Lender) under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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(c)                                  Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)                                 Costs and Expenses.  The U.S. Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e)                                  Amendment as Loan Document.  The Borrowers and each Guarantor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f)                                   Governing Law.  This Amendment shall be governed by the laws of the State of New York.

(g)                                  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Remainder of this Page Intentionally Left Bank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

U.S. BORROWERS:

TAKE-TWO INTERACTIVE SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	SVP, Deputy GC & Secretary

WC HOLDCO, INC., a New York corporation

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Vice-President & Secretary

U.K. BORROWER:

TAKE-TWO GB LIMITED
a company incorporated under the laws of England and Wales

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Director

U.S. GUARANTORS:

CAT DADDY GAMES, L.L.C.,
a Washington limited liability company

By: Take-Two Interactive Software, Inc., its sole member

By:	/s/ Daniel P. Emerson
Name	Daniel P. Emerson
Title:	Vice-President & Secretary

First Amendment to Second Amended and Restated Credit Agreement

2K GAMES, INC., a Delaware corporation
2KSPORTS, INC., a Delaware corporation
FIRAXIS GAMES, INC., a Delaware corporation
FROG CITY SOFTWARE, INC., a Delaware corporation
2K PLAY, INC., a Delaware corporation
INDIE BUILT, INC., a Delaware corporation
INVENTORY MANAGEMENT SYSTEMS, INC., a Delaware corporation
KUSH GAMES, INC., a California corporation
2K VEGAS, INC. (f/k/a TAKE-TWO LICENSING, INC.), a Delaware corporation
TALONSOFT, INC., a Delaware corporation
VISUAL CONCEPTS ENTERTAINMENT, a California corporation
VLM ENTERTAINMENT GROUP, INC., a Delaware corporation
ROCKSTAR SAN DIEGO, INC., a Virginia corporation
IRRATIONAL GAMES, LLC (F/K/A 2K BOSTON, LLC), a Delaware limited liability company
ROCKSTAR GAMES, INC., a Delaware corporation 2K MARIN, INC., a Delaware corporation
ROCKSTAR NEW ENGLAND, INC., a Delaware corporation

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Vice-President & Secretary

First Amendment to Second Amended and Restated Credit Agreement

UK GUARANTORS:

JOYTECH EUROPE LIMITED a company incorporated under the laws of England & Whales
TAKE TWO INTERACTIVE SOFTWARE EUROPE LIMITED a company incorporated under the laws of England and Wales
DMA DESIGN HOLDINGS LIMITED a company incorporated under the laws of England and Wales
ROCKSTAR LINCOLN LIMITED a company incorporated under the laws of England and Wales
ROCKSTAR LEEDS LIMITED a company incorporated under the laws of England and Wales
ROCKSTAR LONDON LIMITED a company incorporated under the laws of England and Wales
ROCKSTAR NORTH LIMITED a company incorporated under the laws of England and Wales
ROCKSTAR INTERNATIONAL LIMITED a company incorporated under the laws of England and Wales
VENOM GAMES LIMITED a company incorporated under the laws of England and Wales
TAKE TWO INTERNATIONAL SA, a company incorporated under the laws of Switzerland

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Director

First Amendment to Second Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and as a Lender

By:	/s/ Sara Townsend
Name:	Sara Townsend
Title:	Vice President

First Amendment to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas G. Williams
Name:	Thomas G. Williams
Title:	Authorized Officer

First Amendment to Second Amended and Restated Credit Agreement

Annex I

Schedule 6.1(k)

Permitted Indebtedness

Indebtedness of the Parent with respect to senior unsecured convertible notes in the aggregate principal amount not to exceed the sum of (i) $650,000,000 (which maximum amount shall be reduced to the principal amount of senior unsecured convertible notes outstanding after giving effect to the issuance of senior unsecured convertible notes on or about June       , 2013) plus (ii) solely during the requisite call period (which call period shall not exceed fifty-five (55) trading days), the amount of any senior unsecured convertible notes that were permitted to be incurred under the Credit Agreement for which irrevocable redemption notices have been issued by the Parent and redemption thereof is pending during such requisite call period (which call period shall not exceed fifty-five (55) trading days), in each case, at any time outstanding; provided, that such senior unsecured convertible notes and the documents concerning such Indebtedness are on terms and conditions reasonably satisfactory to Agent.